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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
December 15, 2006

GLOBAL GREEN SOLUTIONS INC.
 formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Murdock Capital Partners Corp.

On the 15th day of December, 2006, the Company entered into an agreement with Murdock Capital Partners Corp. Whereas Murdock Capital will provide advice and consult with the Company concerning management, marketing consulting, strategic planning, corporate organization and structure, matters in connection with operation of the business of the Company. Further, Murdock Capital will provide advisement on issues confronted by publicly trading and publicly reporting companies expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Murdock Capital agrees that it is critical that it provide the Company with weekly written updates if required regarding any progress it is making with respect to its charges and responsibilities. Such written reports shall be delivered to the Company via electronic transmission.

Murdock Capital will be compensated every thirty day period during the term of the agreement beginning January 1, 2007. Murdock Capital will earn US$3,000 cash payment plus US$2,000 per month payable in the Company's common stock at $0.50 per share which equates to 4,000 shares per month, issues on a quarterly basis. Further, the Company shall also issue options for 500,000 common shares, provided under its S-8 Option Plan with a strike price of US$0.50, vesting at the rate of 250,000 shares in the first three months of this contract, with the remaining 250,000 shares vesting in the succeeding three months of this contact. The options will be issued in the name of Luis J. Mejia.

Vorticom Inc.

On the 18th day of December 2006, the Company amended its Contract for Public Relations with Vorticom Inc. Vorticom will act continue to act as our public relations counsel for a period of twelve months. Vorticom will be compensated with 25,000 shares of our restricted common stock quarterly for a total of 100,000 shares of restricted common stock per year. Further, a cash fee of $5,000 per month for the months of November and December 2006 will be paid to Vorticom. Beginning January 2007, the monthly cash fee will be $4,000. A media service fee of $250 per month will also be charged. Further, the agreement provides that the Company pay Vorticom's business expenses related to its representation of our Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of December, 2006.

GLOBAL GREEN SOLUTIONS INC.

BY:	DOUG FRATER
Doug Frater
President and Principal Executive Officer